NEWS RELEASE

FOR IMMEDIATE RELEASE

Synalloy Corporation Announces Fourth Quarter Results

Spartanburg, South Carolina, February 16, 2005...Synalloy Corporation (Nasdaq:SYNL), a producer of specialty chemicals, pigments, stainless steel pipe, vessels and process equipment, announces for the fiscal year ending January 1, 2005, net earnings from continuing operations of $2,274,000, or $.37 per share, on a 24% sales increase to $99,839,000. This compares to a net loss from continuing operations of $580,000, or $.10 per share, in the prior year. For the fourth quarter of 2004, the Company had earnings from continuing operations of $713,000, or $.12 per share, compared to a loss from continuing operations of $508,000, or $.08 per share, on a 12% increase in sales to $24,308,000. The Company recorded net losses from discontinued operations of $1,100,000, or $.18 per share, and $673,000, or $.11 per share, for the year and fourth quarter of 2004, respectively, compared to net losses of $840,000, or $.14 per share, and $764,000, or $.13 per share for the same periods last year. As a result, the Company earned $1,174,000, or $.19 per share, for 2004 and $40,000, or $.01 per share, for the fourth quarter compared to a loss in 2003 of $1,420,000, or $.24 pre share, and a loss of $1,272,000, or $.21 per share, for the fourth quarter of 2003.

Specialty Chemicals Segment

Sales in the Specialty Chemicals Segment were up 17% and 11% for year and fourth quarter of 2004, respectively, from the same periods last year. Operating income was $1,597,000 and $146,000 for the year and fourth quarter of 2004, respectively, compared to losses of $525,000 and $1,120,000 for the same periods of 2003. As a result of the sale of the Color Segment's dye business discussed below, and changes in management responsibilities within the Specialty Chemicals Group, financial reporting of the Company's pigment business located in Greensboro, N.C., has been included within the Specialty Chemicals Segment for 2004, and 2003 amounts have been restated to reflect the change. The 258% increase in operating income in 2004, before the 2003 inventory and equipment write down, resulted from improved profitability at all three of the chemical plants. The modest level of profitability in the fourth quarter was caused primarily by poor results at the Spartanburg plant because of the low level of contract campaigns. This location often has volatility in its production levels quarter to quarter because of the customers' scheduling requirements. Management is pleased with the dramatic improvement achieved without any benefit from a new product that was the object of much of our effort in 2004. As discussed in previous quarters, the Segment has introduced a new line of fire retardant chemicals. Applications for this new line of chemicals include mattresses, furniture and home appliances, which are subject to new fire retardant regulations that we believe will become effective in 2005. Qualifications of our products continue to have good success in each of the applications. In addition, our products offer a safer alternative to the use of certain compounds used in products currently servicing these industries. Regulations in California are now requiring mattress manufacturers to utilize fire retardant products that conform to the new regulations in their production process which began January 1, 2005. We were hopeful that Federal regulations similar to regulations adopted by California would be in place in the first half of 2005, but it now appears that it will be sometime in the third or fourth quarter of 2005 before the Federal regulations will address the issue. As a result of these delays, we were unable to generate significant production in 2004. However, we remain confident that demand for fire retardant products will ramp up in the second half of 2005 and grow into significant volumes. Management is encouraged by the performance of this Segment and believes it is positioned to continue to grow from new product opportunities, which has been the hallmark of our Specialty Chemicals Segment. This Segment's business tends to be impacted by general economic conditions, and assuming no significant downturn in the general economy, management expects this Segment to operate profitably in 2005.

Metals Segment

Dollar sales increased 29% for the year and 12% for the fourth quarter of 2004 from the same periods a year earlier. The increase for the year resulted from 42% higher average selling prices partially offset by 7% lower unit volumes. The increase for the quarter resulted from 77% higher average selling prices offset by 36% lower unit volumes. Surcharges paid on stainless steel raw materials increased throughout the year increasing from an average of about $.38 per pound in December 2003 to an average of about $.78 per pound in December 2004. The Segment was able to pass through most of these cost increases, which accounted for most of the increase in selling prices, and benefited throughout 2004 from selling price increases implemented to offset the continued increases in surcharges included in raw material costs. Because of the steadily increasing raw material and selling prices experienced throughout the year, the Segment generated higher profits from selling lower cost inventories, which contributed to the significant profit improvement experienced for the year and fourth quarter compared to the same periods last year. The most noteworthy accomplishment in our pipe business in 2004 was a 72% increase in special alloy sales which rose to 21% of our pipe sales. This is the highest level we have ever achieved and is the result of our focus to develop more non-commodity pipe business where profit margins are higher. Although the piping systems business had a loss for the year, after experiencing three consecutive quarters of losses in 2004, piping systems generated an operating profit for the fourth quarter. The fourth quarter was the first one in 2004 that customers' scheduling requirements allowed us to get a sufficient amount of work in the shop from the backlog to enable piping systems to operate profitably for the quarter. Piping systems' backlog ended the year at $11,500,000 compared to a $6,700,000 backlog at the end of 2003. Although market conditions in this Segment continue to be very competitive, sales activity, pricing and unit volumes for commodity pipe have improved over the past two months. Management remains optimistic about the current conditions that exist in the commodity pipe and specialty alloy markets. The Segment has been successful in penetrating new markets, such as projects in the LNG industry, where management believes there is significant growth potential. If piping systems can continue to generate sufficient volume through its operations, and demand for piping continues at it current level, management believes this Segment will operate profitably in 2005.

Other Items

On December 23, 2004, the Company entered into a Purchase Agreement with Greenville Colorants, LLC, to sell certain of the assets associated with the Blackman Uhler, LLC dye business effective January 31, 2005. The terms include the sale of inventory along with certain equipment and other property associated with the business being sold, and the licensing of certain intellectual property, for a purchase price of $4,872,000 of which $4,022,000 was paid by closing, and the balance of $850,000 to be paid over time based on the operations of the purchaser. The business sold, with 2004 revenues of $21,979,000, was the primary component of the Colors Segment. In addition, changes in management responsibilities over the Segment's remaining business, the pigment business located in Greensboro, N.C., moved reporting responsibilities under the Specialty Chemicals Segment. As a result, the operations of the Colors Segment are being reported as discontinued operations. The Company is recognizing a net pretax loss of approximately $581,000 as a result of the transaction coming primarily from a $1,009,000 write down of plant and equipment offset by a $428,000 gain from the sale of the business. With certain limited exceptions, Synalloy and its affiliates agree not to compete with the purchaser in the manufacture and sale of dyestuffs. Synalloy is providing tolling services for the purchaser for limited periods.

Consolidated operating results in 2003 were significantly impacted by several transactions that were recorded during the year. The Segment's pigment business located in Greensboro, North Carolina, experienced a significant downturn in textile business during the last six months of 2003 incurring losses during that period. Although the non-textile portion of the pigment business is growing, it is not expanding fast enough to offset the declining textile business. The reduced volume did not produce sufficient contribution margin to offset operating costs causing the losses. As a result of lost business, mainly from customers closing their operations, the location accumulated excessive inventories with few or no customers available to systematically sell off and or blend off the inventory. As a result, a $481,000 inventory charge was recorded in the fourth quarter of 2003. Also during the fourth quarter of 2003, the Company completed an impairment assessment on the plant and equipment located at Greensboro and based on the results of the assessment, recorded a $490,000 impairment loss. Other income in 2003 included $150,000 of non-recurring income received from the sale of the Company's NASDAQ stock symbol, and $119,000 in dividend income received from the Company's life insurance policies, both recorded in the third quarter of 2003.

For more information about Synalloy Corporation, please visit our web site at www.synalloy.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this release that are not historical facts may be forward looking statements. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The following factors could cause actual results to differ materially from historical results or those anticipated: adverse economic conditions, the impact of competitive products and pricing, product demand and acceptance risks, raw material and other increased costs, customer delays or difficulties in the production of products, and other risks detailed from time to time in Synalloy's Securities and Exchange Commission filings. The preliminary earnings shown herein are forward-looking statements and are subject to change for any adjustments resulting from the auditing process. Synalloy Corporation assumes no obligation to update the information included in this release.

Contact: Greg Bowie at (864) 596-1535
SYNALLOY CORPORATION COMPARATIVE ANALYSIS

	Three Months Ended		Year Ended
	Jan 1, 2005	Jan 3, 2004	Jan 1, 2005	Jan 3, 2004
	--------------	--------------	--------------	--------------

Net sales	$24,308,000	$21,793,000	$99,839,000	$80,606,000

Operating income (loss) before
asset write downs	$1,368,000	$388,000	$4,544,000	$693,000
Write down of plant & equipment
and inventory	-	(971,000)	-	(971,000)
	--------------	--------------	--------------	--------------

Operating income (loss)	1,368,000	(583,000)	4,544,000	(278,000)

Interest and debt expense	284,000	229,000	1,067,000	936,000
Other (income) and expense	-	(57,000)	-	(340,000)
	--------------	--------------	--------------	--------------
Income (loss) before discontinued
operations and income taxes	1,084,000	(755,000)	3,477,000	(874,000)

Provision (benefit) for income taxes	371,000	(247,000)	1,203,000	(294,000)
	--------------	--------------	--------------	--------------
Net income (loss) from continuing
operations	713,000	(508,000)	2,274,000	(580,000)
Loss from discontinued operations
net of income taxes	(673,000)	(764,000)	(1,100,000)	(840,000)
	--------------	--------------	--------------	--------------

Net income (loss)	$40,000	$(1,272,000)	$1,174,000	$(1,420,000)
	=========	=========	=========	=========

Net income (loss) per common share:
Basic
Continuing operations	$.12	($.08)	$.38	($.10)
Discontinued operations	($.11)	($.13)	($.18)	($.14)
	---------	---------	---------	---------
Net income (loss)	$.01	($.21)	$.20	($.24)
Diluted	=====	=====	=====	=====
Continuing operations	$.12	($.08)	$.37	($.10)
Discontinued operations	($.11)	($.13)	($.18)	($.14)
	---------	---------	---------	---------
Net income (loss)	$.01	($.21)	$.19	($.24)
	=====	=====	=====	=====

Average basic shares outstanding	6,019,564	5,989,304	6,007,365	5,976,905
	=========	=========	=========	=========

Average diluted shares outstanding	6,177,990	6,052,623	6,141,667	5,997,130
	=========	=========	=========	=========

	Three Months Ended		Year Ended
	Jan 1, 2005	Jan 3, 2004	Jan 1, 2005	Jan 3, 2004
	--------------	--------------	--------------	--------------
Net sales
Specialty Chemicals Segment	$8,475,000	$7,645,000	$37,274,000	$31,932,000
Metals Segment	15,833,000	14,148,000	62,565,000	48,674,000
	--------------	--------------	--------------	--------------
	$24,308,000	$21,793,000	$99,839,000	$80,606,000
	=========	=========	=========	=========

Operating income (loss)
Specialty Chemicals Segment
Operating income (loss) before
asset writedowns	$146,000	$(148,000)	$1,597,000	$446,000
Write down of plant and equipment
and inventory	-	(971,000)	-	(971,000)
	--------------	--------------	--------------	--------------
Operating income (loss)	146,000	(1,119,000)	1,597,000	(525,000)

Metals Segment	1,603,000	767,000	4,577,000	1,303,000
	--------------	--------------	--------------	--------------

Combined operating income (loss)	1,749,000	(352,000)	6,174,000	778,000

Unallocated expenses
Corporate expenses	381,000	231,000	1,630,000	1,056,000
Interest and debt expense	284,000	229,000	1,067,000	936,000
Other (income) and expense	-	(57,000)	-	(340,000)
	--------------	--------------	--------------	--------------
Income (loss) before taxes
and discontinued operations	$1,084,000	$(755,000)	$3,477,000	$(874,000)
	=========	=========	=========	=========

	Jan 1, 2005	Jan 3, 2004
	--------------	--------------
Balance Sheet
Assets
Cash and sundry current assets	$1,490,000	$401,000
Accounts receivable, net	14,471,000	11,844,000
Inventories	26,350,000	18,514,000
Current assets of discontinued operations	5,383,000	9,426,000
	--------------	--------------
Total current assets	47,694,000	40,185,000
Property, plant and equipment, net	18,229,000	18,433,000
Other assets	5,279,000	5,176,000
Assets of discontinued operations	-	1,131,000
	--------------	--------------
Total assets	$71,202,000	$64,925,000
	=========	=========

Liabilities and shareholders' equity
Accounts payable	$8,086,000	$7,688,000
Accrued expenses	3,171,000	2,727,000
Current liabilities of discontinued operations	1,349,000	1,064,000
	--------------	--------------
Total current liabilities	12,606,000	11,479,000
Long-term debt, less current portion	21,205,000	18,761,000
Other long-term liabilities	3,461,000	2,129,000
Shareholders' equity	33,930,000	32,556,000
	--------------	--------------
Total liabilities & shareholders' equity	$71,202,000	$64,925,000
	=========	=========

Backlog-Piping Systems & Process Equipment	$11,500,000	$6,700,000
	=========	=========